UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 12, 2017
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On September 12, 2017, the Company's Board of Directors concluded that the Company had impairment and lease and other charges as required under generally accepted accounting principles relating to the closure of six remaining Company-owned Pollo Tropical restaurants in south Texas on September 15, 2017, including two Company-owned restaurants in Houston that have not reopened after Hurricane Harvey and four Company-owned restaurants in San Antonio.
The Company expects to record total non-cash impairment charges of approximately $7 million to $9 million and related lease and other charges of approximately $1 million to $2 million in the third quarter 2017 with respect to the six closed restaurants, which will result in future cash expenditures.

ITEM 2.06. MATERIAL IMPAIRMENTS.

The information required to be disclosed under this Item 2.06 is included in Item 2.05 above and incorporated by reference herein.
The Company issued a press release on September 15, 2017 providing an update of the impact of Hurricane Harvey in Texas and Hurricane Irma in Florida on Company-owned restaurants and also announced the closure of the six remaining Pollo Tropical restaurants in south Texas. The entire text of the press release is attached as Exhibit 99.1 and incorporated by reference into Item 2.05 and Item 2.06.

ITEM 7.01. REGULATION FD DISCLOSURE.

On September 15, 2017, Fiesta Restaurant Group, Inc issued a press release, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Fiesta Restaurant Group, Inc. Press Release, dated September 15, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: September 15, 2017

By: /s/ Lynn S. Schweinfurth
Name: Lynn S. Schweinfurth
Title: Senior Vice President, Chief Financial Officer and Treasurer